040101

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Articles of Incorporation

(PURSUANT TO NRS CHAPTER 78)

Filed in the office of Ross Miller Secretary of State State of Nevada

Document Number	20130262233-44
Filing Date and Time	04/20/2013 3:15 PM
Entity Number	E0197222013-1

(This document was filed electronically.)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: UPPERSOLUTION.COM

2. Registered Agent for Service of Process: (check only one box)

☐ Commercial Registered Agent: ______ Name

☒ Noncommercial Registered Agent (name and address below) **OR** ☐ Office or Position with Entity (name and address below)

HAROLD P. GEWERTER, ESQ.
Name of Noncommercial Registered Agent **OR** Name of Title of Office or Other Position with Entity

Street Address	City		Zip Code
5536 S. FORT APACHE ROAD, SUITE 102	LAS VEGAS	Nevada	89148

Mailing Address (if different from street address)	City		Zip Code
		Nevada	

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares *with par value:* 75000000 Par value per share: $ 0.0010 Number of shares *without par value:* 0

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) YOUSEF DASUKA (Name)

Street Address	City	State	Zip Code
5536 S. FT. APACHE #102	LAS VEGAS	NV	89148

2) MAHMOUD DASUKA (Name)

Street Address	City	State	Zip Code
5536 S. FT. APACHE #102	LAS VEGAS	NV	89148

5. Purpose: (optional; see instructions)

The purpose of the corporation shall be: ANY LEGAL PURPOSE

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

Name: YOUSEF DASUKA

X YOUSEF DASUKA
Incorporator Signature

Address	City	State	Zip Code
5536 S. FT. APACHE #102	LAS VEGAS	NV	89148

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X HAROLD P. GEWERTER, ESQ.
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity

Date: 4/20/2013

This form must be accompanied by appropriate fees.